Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post–Effective Amendment No. 105 to the Registration Statement on Form N–1A of Fidelity Covington Trust: Fidelity Disruptive Automation ETF, Fidelity Disruptive Communications ETF, Fidelity Disruptive Finance ETF, Fidelity Disruptive Medicine ETF, and Fidelity Disruptive Technology ETF, of our report dated July 15, 2022, relating to the financial statements and financial highlights included in the May 31, 2022 Annual Reports to Shareholders of Fidelity Disruptive Automation Fund, Fidelity Disruptive Communications Fund, Fidelity Disruptive Finance Fund, Fidelity Disruptive Medicine Fund and Fidelity Disruptive Technology Fund (the “Predecessor Funds”), which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 6, 2023